 Exhibit 99.2

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to

Proxy Services

C/O Computershare Investor Services

PO box 43101

Providence RI 02940-5067.

Using a black ink pen, mark our votes with an X as shown in this example. ☒

Please do not write outside the designated areas.

1.	To adopt the Agreement and Plan of Merger, dated June 26, 2015 (“Merger Agreement”), by and between Juniata and FNBPA Bancorp, Inc. (“FNBPA”), which provides for, among other things, the merger of FNBPA with and into Juniata, with Juniata surviving, and the merger of their respective wholly-owned subsidiaries, First National Bank of Port Allegany and The Juniata Valley Bank (“JVB”), with JVB surviving.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

2.	Approval of three proposed amendments to Juniata’s Articles of Incorporation:

(a)	Amendment of Section 11(D)(1) for the purpose of clarifying and narrowing the application of Section 11(D) to those fundamental transactions in which Juniata is the selling institution, and not where Juniata is the acquirer;

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

(b)	Amendment of Section 11(D)(2) for the purpose of clarifying and narrowing the application of Section 11(D) to those fundamental transactions in which Juniata is the selling institution, and not where Juniata is the acquirer and, furthermore, to clarify that shareholder approval of transactions is not required where Juniata is the acquirer (except as may be required by Pennsylvania law);

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

(c)	Amendment of the unnumbered paragraph of Section 11(D) for the purpose of lowering the percent shareholder vote required for specified fundamental transactions in which Juniata is the selling institution if the Board of Directors has approved the transaction;

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

3.	Approval of a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposals to adopt the Merger Agreement or to amend the Articles of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

4.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is properly brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Juniata.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Dated: __________________, 2015

Signature	Signature
Print name: _______________________________	Print name: _____________________________

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.
2.	When signing as attorney, executor, administrator, trustee or guardian, please state full title. If more than one trustee, all should sign.
3.	If stock is held jointly, each owner should sign.

Meeting Time, Date and Location

The meeting will be held at __:00 p.m. on ____________, 2015 at Juniata’s offices located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Combined Document and Meeting Invitation are available at www.JVBonline.com.

JUNIATA VALLEY FINANCIAL CORP. REVOCABLE PROXY

FOR 2015 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [Juniata Meeting Day], [Juniata Meeting Date]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy hereby designates __________ and __________, and each or either of them, proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, all of the shares of Juniata Valley Financial Corp. (“Juniata”) that the undersigned stockholder may be entitled to vote at the Special Meeting of Shareholders to be held at Juniata’s offices located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059. The meeting will begin at __:00 p.m., local time, and at any adjournment or postponement thereof.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on ____, 2015, which is the deadline to vote the shares through the use of the Internet or telephone.

If you have not voted by the Internet or telephone, please detach and return the reverse side in the enclosed envelope.